Exhibit 99.1

LMP Automotive Holdings, Inc. Appoints FORMER BRAMAN AUTOMOTIVE Chief Financial Officer Evan Bernstein as ITS Chief FINANCIAL Officer

September 14, 2020

PLANTATION, FL / GLOBE NEWSWIRE /September 14, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company" or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced the appointment of former Braman Automotive Chief Finance Officer Evan Bernstein as its Chief Financial Officer.

“On behalf of LMP and its Board of Directors, I would like to welcome Evan Bernstein to the LMP team” began Sam Tawfik, the Company’s Chairman and Chief Executive Officer. “Evan is joining us at a key moment during our active, dealership-group acquisition and integration strategy. His industry leading experience overseeing and managing the performance of 23 multi-state franchises generating billions of dollars in annual revenues during his career adds incredible value to LMP as we execute upon our aggressive rollup strategy. In addition, his operational expertise will help us deploy our industry-leading practices during our planned next-wave of prospective acquisitions and our e-commerce home delivery, site-to-store, and ship-from-store delivery roll-out for our customers”, Tawfik concluded.

"I am honored and enthused to be joining LMP. This elite, pioneering, game-changing company and management team with their flexible and well-structured acquisition and e-commerce model is the opportunity I have been seeking for some time. I am looking forward to helping lead LMP to its next phase of growth.”

said Bernstein, LMP’s newly appointed Chief Financial Officer.

Mr. Bernstein’s qualifications span 15 years of automotive industry and 5 years of public accounting experience. From 2001 to 2004, Mr. Bernstein was an auditor at Morrison, Brown, Argiz, and Farra, and a senior auditor at Crowe Horwath from 2004 to 2005. From 2005 to 2008, Mr. Bernstein served as Assistant Controller at the Braman Organization, rising to Controller from 2008 to 2009, Senior Controller from 2009 to 2015 and Chief Financial Officer and Treasurer of Braman Automotive Dealerships Miami from 2015 to 2019, a role in which he was responsible for 23 franchises generating approximately $2 billion in annual revenue.

Mr. Bernstein is a CPA and has a master’s degree in taxation from the University of Miami and a Bachelor of Science-Accounting from Florida State University.

LMP believes Mr. Bernstein’s high-level of automotive dealership and public accounting experience will bring significant operational and financial expertise to the company as we pursue our aggressive rollup strategy.

ABOUT LMP AUTOMOTIVE HOLDINGS, INC. – “BUY, SUBSCRIBE, SELL AND REPEAT.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” the automobiles to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s all-inclusive vehicle subscription membership includes monthly swaps and covers insurance, maintenance and upkeep. It offers the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: lmpmotors.com

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.